                                                                    Exhibit 10.8

                         TAX INDEMNIFICATION AGREEMENT
                         -----------------------------


          AGREEMENT, made this ____ day of _______, 1997, by and among Pierce Leahy Inc., a Pennsylvania corporation ("Pierce"), Pierce Leahy Corp., a New York corporation ("PLC"), and each of the other signatories hereto (collectively, the "Shareholders" and each individually a "Shareholder").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, from its incorporation, PLC has been taxed as an "S" corporation under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and under similar provisions of certain state and local tax laws and will continue to be taxed as an S corporation until such status is terminated in connection with the anticipated public sale of stock by Pierce and the expected merger (the "Merger") of PLC with and into Pierce, with Pierce being the surviving corporation (the "S Corporation Period"); and

          WHEREAS, for Federal and certain state and local income tax purposes, PLC did not incur any income tax liability during the S Corporation Period, and PLC's items of income, gain, loss and deductions were passed through to and reported on the individual tax returns of the Shareholders; and

          WHEREAS, during the S Corporation Period, PLC has distributed from time to time to each Shareholder amounts to pay taxes attributable to such Shareholder's share of PLC's items of income and gain; and

          WHEREAS, as a result of the public sale of Pierce's stock and the Merger, Pierce, as the successor of PLC, will not be eligible to be taxed as an S corporation for Federal, state and local income tax purposes; and

          WHEREAS, the parties to this Agreement desire to set forth their agreement with respect to certain taxes (and related liabilities) which may be imposed upon the Shareholders, as a result of their ownership of stock in PLC during the S Corporation Period.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

          1. Prior to or within ninety days following Pierce's initial public offering, Pierce will distribute to each Shareholder an amount of cash estimated to be equal to the result of (a) the product of such Shareholder's pro rata share of the Company's taxable income, for Federal and applicable state tax purposes for each fiscal year of PLC through December 31, 1996, and for the period beginning January 1, 1997 and ending on the termination of the Company's (as hereinafter defined) status as an S Corporation (the "Termination Date"), multiplied by the Effective Tax Rate, less (b) the amount of the distributions previously made by PLC or Pierce (PLC and after the Merger, Pierce, as the successor to PLC, is sometimes herein referred to as the "Company") to such Shareholder to enable the Shareholder to make tax payments with respect to such Shareholder's share of the Company's taxable income during the S Corporation Period; provided, however, that no such payments need be made with respect to Federal income taxes unless requested in writing by Shareholders who held at least 85% of the outstanding shares of capital stock of PLC immediately preceding the Merger. For purposes of this Agreement, the "Effective Tax Rate" shall be the sum of the highest effective Federal and state income tax rates applicable to any Shareholder.

          2. (a) The Company agrees to indemnify, defend and hold harmless each Shareholder, from and against any and all losses, liabilities, obligations, damages, impositions, assessments, fines, deficiencies, costs and expenses, including without limitation attorneys' and accountants' fees and expenses (each, a "Loss") with respect to all Federal, state, city, or municipal taxes of any kind whatsoever including taxes, interest, penalties, and additions to taxes (collectively,

"Taxes") imposed upon a Shareholder as a result of (i) any adjustment or change, including any increase in items of income or gain or any decrease in items of loss, deduction or credit reported to such Shareholder by the Company, with respect to the income or loss of the Company during the S Corporation Period, and (ii) any payment made in connection with a Loss under (i) above. Any payment with respect to this indemnity shall be made by the Company, upon notice from the Shareholder to the Company, at least ten days prior to the due date of any payment required to be made by the Shareholder, in connection with Taxes.

          (b) In the event any amount paid to a Shareholder by the Company pursuant to subparagraph 2(a) is subsequently refunded or repaid to such Shareholder by any taxing authority, such Shareholder agrees to repay to the Company such refund or repayment, less any net tax or other cost incurred by the Shareholder with respect to such amounts.

          (c) Each Shareholder agrees to prepare his tax returns with respect to the Company's "S Termination Year," within the meaning of (S)1362(e)(4) of the Code, consistently with the manner in which each item of income, gain, loss, deduction and credit of the Company for such year is reported to such Shareholder.

     3. The Company may, upon written notice from the Company to a Shareholder, request that the Shareholder contest any adjustment proposed by a taxing authority with respect to taxes for the S Corporation Period. If the Company requests that any proposed adjustment be contested, then the Shareholder shall, at the Company's expense, contest the proposed adjustment or permit the Company and its representatives, at the Company's request, to contest the proposed adjustment (including pursuing all administrative and judicial appeals and processes) in the name of the Shareholder. The Company shall pay to the Shareholder on demand all costs and expenses (including attorneys' fees) that the Shareholder may incur in contesting such proposed adjustments.

The Shareholder shall not make, accept or enter into a settlement or other compromise with respect to any Taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Company, which consent shall not be unreasonably withheld. The cost of contesting any challenge or adjustment to a tax return of the Company by the Internal Revenue Service, or by any state or local administrative agency or taxing authority, in any forum, judicial or administrative, shall be borne solely by the Company.

          4. In the case of a trust which is included within the terms "Shareholder" and "Shareholders" under this Agreement, such terms shall also be deemed to include for all purposes of this Agreement the beneficiary of such trust, and this Agreement shall be applied taking into account that the beneficiary of such trust is treated as the shareholder under Section 1361 of the Code.

          5. The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely.

          6. All notices, requests, demands and other communications which are required or which may be given under this Agreement shall be in writing.

          7. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          8. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and in the case of a trust which is a Shareholder, the beneficiary of such trust.

          9. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of each of the parties hereto affected thereby.

          10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          11.  This Agreement shall be effective upon the Termination Date.

          12. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                           PIERCE LEAHY INC.,
                                           a Pennsylvania corporation


ATTEST:                                    By:
       --------------------------------       ---------------------------------
 [Corporate Seal]

                                           PIERCE LEAHY CORP.,
                                           a New York corporation


ATTEST:                                    By:
       --------------------------------       ----------------------------------
 [Corporate Seal]



---------------------------------------    ------------------------------------
Leo W. Pierce, Jr., individually           Eve Bullitt Pierce, individually
and for the benefit of Kate Pierce,        and for the benefit of Kate Pierce,
Alexandra Pierce and Julia Pierce          Alexandra Pierce and Julia Pierce



---------------------------------------    ------------------------------------
J. Peter Pierce, individually              John P. Pierce, Jr.
and for the benefit of Matthew Pierce


                       Signatures Continued on Next Page

                    Signatures Continued from Previous Page



---------------------------------------    ------------------------------------
Michael J. Pierce, individually            Mary E. Pierce
and for the benefit of Michael M. Pierce


---------------------------------------    ------------------------------------
Barbara Quinn, individually and            Constance P. Buckley, individually
for the benefit of Sarah Quinn,            and for the benefit of Hilary Buckley
and Daniel J. Quinn, Jr.,                  Hannah Buckley
Conor Quinn, Dylan Quinn
and Terrance Quinn


---------------------------------------    ------------------------------------
Kathryn Cox, individually and              Maurice Cox, Jr.
for the benefit of Christopher Cox,
Gregory Cox, Adrian Cox, Brendan Cox,
Deirdre Cox, Timothy Cox, Conor Cox and
Bronwyn Cox


---------------------------------------    ------------------------------------
Monica Cox Durfee                          Constance Cox


---------------------------------------    ------------------------------------
Andrea Cox Fidurko                         Suzanne Cox


---------------------------------------    ------------------------------------
Maurice Cox, III                           Gregory Cox


---------------------------------------    ------------------------------------
Leo W. Pierce, Sr., Trustee under          Daniel J. Quinn, for the benefit of
Karen Pierce 1996 Irrevocable Trust        Sarah Quinn, Conor F. Quinn, Daniel
                                           J. Quinn, Jr., Dylan P. Quinn and
                                           Terrance P. Quinn



                       Signatures Continued on Next Page

                    Signatures Continued from Previous Page




-------------------------------------       ------------------------------------
J. Peter Pierce, Trustee under              Constance P. Buckley, Trustee under
Leo W. Pierce Trust for the Family          Irrevocable Agreement of Trust dated
of J. Peter Pierce                          September 19, 1996 F/B/O
                                            Julia Stockton Pierce



-------------------------------------       ------------------------------------
Constance P. Buckley, Trustee under         Constance P. Buckley, Trustee under
Irrevocable Agreement of Trust dated        Irrevocable Agreement of Trust dated
September 19, 1996 F/B/O Kate               September 19, 1996 F/B/O
Alexandra Bullitt Pierce                    Roberts Pierce



-------------------------------------       ------------------------------------
Constance P. Buckley, Trustee under         Constance P. Buckley, Trustee under
Irrevocable Agreement of Trust dated        Irrevocable Agreement of Trust dated
December 23, 1996, Leo W.                   October 23, 1996 F/B/O
Pierce, Settlor                             Michael M. Pierce




-------------------------------------
Barbara P. Quinn, Trustee under
Irrevocable Agreement of Trust dated
12/30/96 F/B/O Michael M. Pierce